Exhibit (j) under Form N-1A
                                             Exhibit 23 under Item 601/ Reg. S-K

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Post-Effective Amendment No. 39 to Registration Statement No. 33-36729 on Form N-1A of our reports dated October 18, 2005, relating to the financial statements of Federated Municipal Securities Income Trust (comprised of the following funds: Federated California Municipal Income Fund, Federated Michigan Intermediate Municipal Trust, Federated New York Municipal Income Fund, Federated North Carolina Municipal Income Fund, Federated Ohio Municipal Income Fund, Federated Pennsylvania Municipal Income Fund and Federated Vermont Municipal Income Fund), for the year ended August 31, 2005, and to the reference made to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information, both of which are part of such Registration Statement.


DELOITTE & TOUCHE LLP

Boston, Massachusetts
October 25, 2005